UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 12, 2014

DEALERTRACK TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51653	52-2336218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

Registrant's telephone number, including area code: (516) 734-3600

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01 Other Events.

Item 9.01 Financial Statements and Exhibits

EXHIBIT INDEX

10.1 Employment Agreement dated December 18, 2013 by and between Dealertrack Technologies, Inc. and Rick Gibbs

99.1 Press release issued November 12, 2014.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Certain Officers

In connection with the appointment of the Co-Presidents as described below, Mark O’Neil stepped down from his position as President effective as of November 12, 2014 and remains Chairman and Chief Executive Officer.

(c) Appointment of Co-Presidents

On November 12, 2014, Dealertrack Technologies, Inc. (“Dealertrack”) announced the appointment of Richard (Rick) Gibbs, 39, and Rajesh (Raj) Sundaram, 48, as Co-Presidents of Dealertrack, effective as of such date. Mr. Gibbs will oversee Dealertrack’s product development initiatives including engineering, product strategy and management. Mr. Gibbs will also oversee the new product and platform solutions teams focused on integrating Dealertrack solutions. Mr. Sundaram will oversee Dealertrack’s sales, marketing and brand initiatives.

Mr. Gibbs served as Dealertrack’s Executive Vice President, Digital Marketing Solutions, since the closing of the Dealer Dot Com, Inc. (“DDC”) acquisition on March 1, 2014. Mr. Gibbs was a founding member of DDC in February 1999, served as a Developer from February 1999 to 2001, its Executive Vice President and Chief Technology Officer from 2001 to May 2010, its President from May 2010 to March 2014, and its Chief Executive Officer from December 2012 to March 2014. During his tenure with DDC, Mr. Gibbs was responsible for the success of DDC’s digital marketing platform, guided DDC’s digital and social advertising initiatives, built out the leadership team, and was instrumental in bringing on and cultivating key employees of DDC. Prior to co-founding DDC, Mr. Gibbs was a consultant at Noblestar.

Mr. Sundaram served as Dealertrack’s Executive Vice President, Dealer Solutions, Sales and Marketing since January 2013. Mr. Sundaram served as Senior Vice President, Solutions and Services Group, from January 2009 to January 2013. From August 2006 through January 2009, Mr. Sundaram served as Senior Vice President, Dealer Solutions. Mr. Sundaram served as President of Automotive Lease Guide (alg), Inc. (“ALG”) and President of Automotive Lease Guide (alg), LLC, from 2002 until its acquisition by Dealertrack in May 2005, and continued to hold those positions from May 2005 to August 2006. Prior to joining ALG as Vice President and General Manager in 1999, Mr. Sundaram served as Senior Manager, Strategic Planning and Pricing at Nissan North America, Inc. from 1997 to 1999, and held various positions in financial planning including Finance Manager, Infiniti division at Nissan North America, Inc. from 1994 to 1997. Mr. Sundaram previously held roles in the controller’s office of the Ford division of Ford Motor Company from 1991 to 1994.

Dealertrack previously entered into an employment agreement with Mr. Gibbs on December 18, 2013 that became effective upon the closing of the DDC acquisition on March 1, 2014. The term of Mr. Gibbs’ employment agreement ends on December 18, 2015 and thereafter automatically renews for successive one-year periods according to its terms. Mr. Gibbs’ employment agreement will continue automatically to be extended for additional one-year periods unless either party notifies the other of non-extension at least 60-days prior to the end of a term. Mr. Gibbs’ base salary for 2014 is $340,000 and he is eligible to receive an annual performance-based cash bonus, with a target amount of 65% of his base salary. If Mr. Gibbs’ employment is terminated by Dealertrack without cause, by Mr. Gibbs for a good reason or due to Mr. Gibbs’ death or disability, Mr. Gibbs will be entitled to the following severance benefits: (1) a cash payment equal to 12 months of his base salary (24 months if the termination is within 12 months after a change in control), (2) a pro-rata portion of any annual bonus becoming payable for the year of termination and (3) reimbursement of the costs to continue medical coverage under COBRA for up to 12 months. Mr. Gibbs will also be entitled to accelerated vesting of certain outstanding equity awards in connection with certain terminations of his employment or a change in control. Mr. Gibbs is prohibited from competing with Dealertrack or soliciting Dealertrack’s employees or customers during the term of his employment and for a period of two years thereafter, and from disclosing Dealertrack’s confidential or proprietary information indefinitely. The foregoing description of Mr. Gibbs’ employment agreement is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the text of Mr. Gibbs’ employment agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Dealertrack previously entered into an employment agreement with Mr. Sundaram on August 8, 2007, as amended on December 31, 2008 and November 4, 2009. Mr. Sundaram’s employment agreement ended on August 8, 2008 and was automatically renewed for successive one-year periods according to its terms. Mr. Sundaram’s employment agreement will continue automatically to be extended for additional one-year periods unless either party notifies the other of non-extension at least 60-days prior to the end of a term. Mr. Sundaram’s base salary for 2014 is $345,000 and he is eligible to receive an annual performance-based cash bonus, with a target amount of 65% of his base salary. If Mr. Sundaram’s employment is terminated by Dealertrack without cause, by Mr. Sundaram for a good reason or due to Mr. Sundaram’s death or disability, Mr. Sundaram will be entitled to the following severance benefits: (1) a cash payment equal to 12 months of his base salary (24 months if the termination is within 12 months after a change in control), (2) a pro-rata portion of any annual bonus becoming payable for the year of termination and (3) reimbursement of the costs to continue medical coverage under COBRA for up to 12 months. Mr. Sundaram will also be entitled to accelerated vesting of certain outstanding equity awards in connection with certain terminations of his employment or a change in control. Mr. Sundaram is prohibited from competing with Dealertrack or soliciting Dealertrack’s employees or customers during the term of his employment and for a period of two years thereafter, and from disclosing Dealertrack’s confidential or proprietary information indefinitely. Mr. Sundaram’s employment agreement contains a separate Unfair Competition and Nonsolicitation Agreement in which he agreed not to solicit from or compete with Dealertrack’s ALG business for a period of ten years from May 25, 2005. On October 1, 2011, Dealertrack sold its ALG business to a third party. The foregoing description of Mr. Sundaram’s employment agreement is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the text of Mr. Sundaram’s employment agreement, and amendments No. 1 and No. 2 thereto, which are incorporated herein by reference to Exhibit 10.5 to Dealertrack’s Quarterly Report on Form 10-Q filed on August 9, 2007, Exhibit 10.16 to Dealertrack’s Annual Report on Form 10-K filed on February 24, 2009, and Exhibit 10.3 to Dealertrack’s Quarterly Report on Form 10-Q filed on November 5, 2009, respectively.

The employment agreements for Mr. Gibbs and Mr. Sundaram were not amended in connection with their appointment as Co-Presidents of Dealertrack.

There are no relationships between Mr. Gibbs or Mr. Sundaram and Dealertrack or its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understanding between Mr. Gibbs or Mr. Sundaram and Dealertrack or any other persons pursuant to which either of them were selected as an officer. There is no family relationship between Mr. Gibbs or Mr. Sundaram with any director or executive officer of Dealertrack.

Item 8.01 Other Events.

On November 12, 2014, Dealertrack issued a press release relating to the appointment of Mr. Gibbs and Mr. Sundaram as Co-Presidents. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated December 18, 2013 by and between Dealertrack Technologies, Inc. and Rick Gibbs

99.1	Press release issued November 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2014

Dealertrack Technologies, Inc.

By: /s/ Eric D. Jacobs
Eric D. Jacobs
Executive Vice President, Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated December 18, 2013 by and between Dealertrack Technologies, Inc. and Rick Gibbs

99.1	Press release issued November 12, 2014